EXHIBIT 24.1

AMERICAN PUBLIC EDUCATION, INC.
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of American Public Education, Inc., a Delaware corporation (the “Corporation”), hereby constitute and appoint Wallace E. Boston, Jr. and Richard W. Sunderland, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation the Registration Statement on Form S-8 of the Corporation to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or amendments to such Registration Statement, relating to securities of the Corporation acquired under or to be offered under the American Public Education, Inc. Employee Stock Purchase Plan, and the undersigned hereby ratify and confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Name	Date	Title

/s/ Wallace E. Boston	June 13, 2014	President, Chief Executive Officer
Dr. Wallace E. Boston		and Director

/s/ Richard W. Sunderland	June 26, 2014	Executive Vice President
Richard W. Sunderland, Jr.		and Chief Financial Officer

/s/ Timothy T. Weglicki	June 13, 2014	Chairman of the Board of Directors
Timothy T. Weglicki

/s/ Jean C. Halle	June 13, 2014	Director
Jean C. Halle

/s/Timothy J. Landon	June 13, 2014	Director
Timothy J. Landon

/s/ Barbara G. Fast	June 13, 2014	Director
Barbara G. Fast

/s/ Westley Moore	June 13, 2014	Director
Westley Moore

/s/ Eric C. Andersen	June 13, 2014	Director
Eric C. Andersen